Exhibit 2.4

FIFTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of May 27, 2005 by and among FIVE STAR QUALITY CARE, INC., a Maryland corporation (the “Purchaser”), and each of the Pennsylvania limited liability companies identified as a “Seller” on the signature page hereof (each, a “Seller” and, collectively, the “Sellers”).

WITNESSETH:

WHEREAS, the Purchaser and the Sellers are parties to a Purchase and Sale Agreement, dated as of January 21, 2005, as amended by a First Amendment to Purchase and Sale Agreement, dated as of February 3, 2005, a Second Amendment to Purchase and Sale Agreement, dated as of May 13, 2005, a Third Amendment to Purchase and Sale Agreement, dated as of May 16, 2005, and a Fourth Amendment to Purchase and Sale Agreement, dated as of May 25, 2007 (as so amended, the “Agreement”); and

WHEREAS, the Closing (as such term is defined in the Agreement) has been delayed beyond May 27, 2005; and

WHEREAS, the Purchaser and the Sellers wish to reschedule the Closing and to amend certain terms and conditions of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Purchaser and the Sellers, intending to be legally bound, hereby agree as follows:

1.   Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given therefor in the Agreement.

2.   Closing Date. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

Closing. The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, or at such other location as the Sellers and the Purchaser may agree, at 10:00 a.m., local time at the Properties, on June 1, 2005 (the

“Closing Date”).

3.    Apportionments and Other Adjustments. Notwithstanding anything contained in any of the previous amendments to the Agreement to the contrary, pursuant to Section 9.1 of the Agreement, all prorations and other adjustments shall be apportioned at the Closing as of 11:59 p.m. local time at the Properties on the day immediately preceding the Closing Date.

4.   Holdback. Section 9.4 of the Agreement is hereby amended by deleting the reference to “One Million Dollars ($1,000,000) or such lesser amount as the Purchaser shall agree to in its sole discretion” and replacing it with a reference to “Five Hundred Thousand Dollars ($500,000)” so that the Purchaser Claims Holdback Amount is reduced to Five Hundred Thousand Dollars ($500,000).

5.   Deposit. Without limiting any of the Purchaser’s other rights or remedies under the Agreement, if the Closing does not occur because the Purchase Price payable to the Sellers (as adjusted) is insufficient to pay for all of the debts and obligations of the Sellers (or their parent) which appear on the most recent versions of the closing statements prepared by the Escrow Agent on May 25, 2005 (as such debts and obligations may be reduced by the applicable creditors), then the Purchaser shall have the unilateral right, by written notice to the Escrow Agent, to cause the Escrow Agent to refund the Deposit to the Purchaser on or after Closing Date.

6.   Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same agreement. Any such counterpart may be delivered by facsimile or e-mail (in .pdf format).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as a sealed instrument as of the date first written above.

SELLERS:

FRANCISCAN MANOR ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

MUIRFIELD ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

PRESTWICKE ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

ROYAL ABERDEEN ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

TROON ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

TURNBERRY ASSOCIATES, LLC, a Pennsylvania limited liability company

By:	Gordon Health Ventures, LLC,

its member

By: /s/ Scott W. Gordon

Scott W. Gordon

Chief Operating Officer

PURCHASER:

FIVE STAR QUALITY CARE, INC.,

a Maryland corporation

By: /s/ Bruce J. Mackey Jr.

Bruce J. Mackey Jr.

Treasurer and Chief Financial Officer

The undersigned hereby acknowledges receipt of a copy of this Amendment and agrees to its terms.

/s/ Scott W. Gordon

Scott W. Gordon

The undersigned hereby acknowledges receipt of a copy of this Amendment and agrees to its terms.

FOX ROTHSCHILD LLP

/s/ Donna Naab